                      HAWKER PACIFIC AEROSPACE LIMITED

               STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT


This Written Statement of Terms and Conditions of Employment is given by Hawker Pacific Aerospace Limited to Mr. Richard Adey in accordance with the provisions of Section 1 of the Employment Protection (Consolidation) Act 1978 as amended and together with your offer letter, any rules and procedures published by the Company and any Collective Agreements reached with the recognised Trade Union in respect of your work group, constitutes your Contract of Employment.

EMPLOYEE'S NAME:                Richard Adey

EMPLOYEE'S ADDRESS:             Overdene,
                                Paper Mews,
                                Dorking,
                                Surrey RH4 2TU

EMPLOYER'S NAME:                Hawker Pacific Aerospace Limited

EMPLOYER'S ADDRESS:             Technical Block A (S362)
                                P.O. Box 10
                                Heathrow Airport
                                Hounslow
                                Middx. TW6 2JA

JOB TITLE

Your job title will be Managing Director.
You will be required to report to David Lokken, President and CEO, Hawker Pacific Aerospace.

Please note that in order to meet the needs of the business, you may, from time to time, be required to undertake other duties in addition to your normal duties.


LOCATION

Your place of work will be at the company's premises as stated above or such other location in the UK or Europe or World Wide as the company shall direct whether on a temporary or permanent basis.

COMMENCEMENT OF EMPLOYMENT

Your employment began on 4 February 1998.

Hawker Pacific Aerospace Limited does recognise your previous service.
Your continuous employment will therefore be calculated from 11 March 1996.

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HOURS OF WORK

You will be required to work such hours as are necessary to meet the needs of the business and this will not normally be less than 37.5 hours per week.

BASIC RATE OF PAY

You will be paid at the rate of L75,000 per annum plus car allowance of L8,000 per annum, which you will receive monthly in arrears direct into your Bank or Building Society account on the last working day of each month.
Your basic rate of pay will be reviewed on an annual basis at 1 January. (A review of salary should not automatically be assumed to mean an increase in salary.)

BONUS SCHEME

You will be eligible to participate in the company's performance bonus scheme in accordance with the rules of that scheme. Any such scheme shall operate in relation to a particular annual accounting period and you shall be notified of the terms of that scheme at the beginning of that period or as soon as possible thereafter. If the company implements a bonus scheme in an annual accounting period, it shall be under no obligation to continue that scheme in any subsequent period and it may amend or withdraw that scheme at its discretion.

EXPENSES

The company will reimburse to you, expenses properly incurred in the conduct of the company's business. Details must be submitted and approved for payment in accordance with company policy, details of which will be available from your immediate manager.

DEDUCTIONS FROM PAY

The company reserves the right to deduct from your salary or any other monies payable or reimbursable to you by the company all and any sums which you may owe to the company or any of its subsidiary or associated companies at any time.

PROBATIONARY SERVICE

This employment will be subject to satisfactory completion of a six month probationary period of service. This period may be extended for up to a further three months subject to discussion with yourself.

TERMS AND NOTICE OF TERMINATION

The period of employment with this company shall be for a period of three years to terminate at 3 February 2001 unless extended by mutual consent.

Your employment will be subject to you providing six months notice of termination, given in writing.

However, the company may not serve notice of termination in the event that employment is terminated as a result of gross misconduct.

Please note that the company reserves the right to deduct monies owing from final pay, e.g. overpayment of holiday.

TRAINING

You will be required to undertake such training as the company shall from time to time direct and successfully complete that training (which includes the attainment of any qualifications specified). If within the time period determined by the company, you do not successfully complete the training or at any time during the training you do not progress to the satisfaction of the company, your employment under this contract will be terminated by the company giving to you in writing the period of notice required under this contract.

ANNUAL LEAVE

You will be entitled to 26 days annual leave (excluding Bank Holidays) and the holiday year operates from 1 January to 31 December.

Holiday is accrued at 2.2 days per month and you will therefore be eligible to receive 26 days holiday between the date of commencement and 31 December 1998. The company does not normally permit employees to carry forward holiday entitlement and holiday not taken during the year of entitlement will be forfeit.

On termination of employment employees will receive payment in lieu of outstanding annual leave entitlement except when employment is terminated by the company on grounds of gross misconduct.

Holiday with or without pay will only be taken with the prior approval of your immediate superior and you are expected to comply with the accepted practices and requirements of the company with regard to annual leave, details of which will be in the Employee Handbook.

ABSENCE

If you are unable to attend at work you are required to notify your immediate manager, by telephone, within two hours of your appointed start time giving the reason for your absence. A deduction may be made from your pay in respect of the time lost.

If you fail to report for work for five consecutive working days without notification in respect of your absence, it will be assumed that you no longer with to be employed by

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Hawker Pacific Aerospace Limited and the company will write to you terminating you employment without notice.

SICKNESS ABSENCE

If you are unable to attend at work through ill-health you will be required to provide Self-Certification for absences of up to and including six calendar days.

In the event that the period of incapacity for work is for seven calendar days or more you will be required to produce a medical statement signed by a qualified medical practitioner on the eighth calendar day of absence and thereafter until your return to work.

During a period of twelve months (Benefit Period) which will commence with each Tax Year you will be eligible to receive Company Sick Pay according to length of service, as follows:

          Service                                      Company Sick Pay
          -------                                      ----------------
     Less than three months                               Nil
     More than three months but less than six months      Six weeks
     More than six months but less than nine months       Seven weeks
     More than nine months but less than two years        Eight weeks
     More than two years but less than three years        Thirteen weeks
     More than three years                                Twenty-six weeks

Subject to adherence to the Company Notification of Sickness Absence Procedure payment for Company Sick Pay will commence of the first working day of sickness absence.
Further details of the calculation of Company Sick pay and associated Company Policy and Procedure on Sickness Absence are contained in the Employee Handbook.

MEDICAL

You and your family will be entitled to membership of the company nominated private health insurance scheme. Details of this will be made available as soon as possible.

RETIREMENT

Normal retirement will be on achieving the statutory retirement age.

PENSION

You will be eligible to enroll into a company pension scheme. Details of this will be made available as soon as possible.

ADDITIONAL BENEFITS

You will be entitled to a package of benefits which from time to time has generally been available to employees. This package will be available at the absolute discretion of the company and the company reserves the right to vary and/or withdraw such benefits.

COMPANY PROPERTY

If you are issued with company property you will be responsible for ensuring that property is properly maintained and cared for. In the event that the property is lost, damaged (other than through normal usage) or stolen you will be responsible for notifying the company and its insurance brokers and where appropriate your local police and for providing them with such information as they require.

RIGHT OF SEARCH

Random searches will be conducted and the company reserves the right to search you, your vehicle and any personal effects brought on to company premises. You have the right to refuse to be searched but such refusal may result in your dismissal.

INDIVIDUAL GRIEVANCE

If you have a grievance related to your employment you should first discuss it with your immediate manager. If you are not satisfied with the response you receive you may pursue your grievance in accordance with the company grievance procedure, details of which are contained in the Employee Handbook.

DISCIPLINE

You are expected to comply with the normal working practices and requirements of the company and with the provisions of the Health and Safety at Work Act 1974 (and as amended). Failure to do so may result in disciplinary action. Details of the company disciplinary procedure are contained in the Employee Handbook.

OUTSIDE BUSINESS INTERESTS

It is a condition of employment, that you shall not be concerned or interested, either directly or indirectly, whether financially or otherwise in any other business, trade or undertaking other than Hawker Pacific
Aerospace Limited, without consent in writing from Hawker Pacific Aerospace Limited except as a non-executive shareholder or debenture holder of a company.

CONFIDENTIALITY AT WORK

You shall not, except in the proper course of your duties or as required by law, divulge to any person any confidential information concerning the company or any of its subsidiary or associated companies, knowledge which has resulted from employment with the company, and you shall not use such information in any manner likely to cause loss or damage to the company or any of its subsidiary or associated companies. This restriction will continue to apply after termination of employment with Hawker Pacific Aerospace Limited.

ADDITIONAL RESTRAINTS ON TERMINATION OF EMPLOYMENT

As and when you leave the service of the company, you shall not use the name of the company in connection with your own or any other name calculated to suggest that you are still connected with the company nor in any way hold yourself as having any such connection.

You shall refrain for a period of six months after the termination of your employment for whatever reason from canvassing business of the type carried out at the date of termination by the company on behalf of yourself or of any other person or persons or company Worldwide from any person, firm or company except that if you are employed by another person, firm or company which at the date of termination also had the person, firm or company as a customer or was in the habit of dealing with them.

You will also refrain for a period of twelve months after the termination of your employment for whatever reason either on your own behalf or on behalf of any person, firm or company from enticing away from the company any employee of the company.

Each of the obligations contained in this section shall be separate, distinct and severable from each other.

PUBLICATIONS AND BROADCASTS

You are required to submit to the President and CEO of the company for approval, any proposed publication, lecture, recording, radio or television broadcast, script or demonstration relating to the aerospace industry or in which the name of the company or any of its subsidiary or associated companies is mentioned before it is published, given, recorded or broadcast.

COPYRIGHT

You acknowledge that all Industrial property produced, invented or discovered by you at any time during your employment with the company whether before or after the date hereof shall belong to and vest in the company absolutely to the fullest extent permitted by law and to such end you undertake, at the request and expense of the company to execute all such documents and give all such assistance as in the option of the company may be necessary or desirable to vest any such Industrial Property or any Industrial Property Rights therein in the company absolutely and you hereby assign by way of present assignment of future copyright in all Industrial Property produced or originated by you.

"INDUSTRIAL PROPERTY" includes inventions, designs, processes, formulae, notations, improvements, know-how, goodwill, reputation, moulds, get-up, tradenames and marks, logos, devices, plans, models, literary, dramatic, musical and artistic works as defined by the Copyright Designs and Patents Act 1988 or of the kind which relate directly or indirectly to the business of the company or any associated company which may in the opinion of the company be capable of being use or adapted for use therein or in connection therewith.

"INDUSTRIAL PROPERTY RIGHTS" includes patents, design rights, trademark rights whether registered or unregistered, copyrights and all other forms of industrial or intellectual property (in each case in any part of the world and whether or not registered or registrable and to the fullest extent thereof and for the full period thereof and all extensions and renewals thereof) and all applications for registration thereof, and all rights and interests thereto and therein.

CHANGE IN CONTROL

In addition to any compensation, benefits or rights you may have, in the event of a "change in control", you will be paid twelve months salary based on the total then current compensation package on a schedule to be determined at the time of such "change in control". As used in this Statement of Terms and Conditions of Employment, a "change in control" shall mean (i) the sale, conveyance or disposition of all or substantially all of the assets of the company, (ii) a consolidation or merger of the company or interest in any other entity unless the shareholders of this company continue to own, in such merger or consolidation, greater than 50% of the voting power of the capital stock of the surviving entity that is normally entitled to vote in the election of directors, or (iii) any person or "group", other than the Unique Investment Corporation shareholders or their affiliates, as such term is used in Section 13(d) of the Securities Exchange Act ("Exchange Act") becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act) in excess of 30% of the company's voting power of the capital stock normally entitled to vote in the election of directors of the company. The provisions of this section shall also apply within 90 days of any "change in control" as defined above if your employment is terminated for any reason.

VARIATION TO TERMS AND CONDITIONS OF EMPLOYMENT

The company reserves the right to vary the terms and conditions of your employment on one months notice. Any alterations to your contractual terms will be notified to you personally. No variation of contract will be implemented without prior consultation with you.

On behalf of Hawker Pacific Aerospace

NAME:   David Lokken

SIGNATURE    /s/ David Lokken        DATE:  12/5/98
          ------------------------         ---------


CONFIRMATION OF ACCEPTANCE OF TERMS AND CONDITIONS OF EMPLOYMENT


I confirm that I wish to accept employment with Hawker Pacific Aerospace in accordance with this Statement of Terms and Conditions of Employment.

NAME:   Richard Adey

SIGNATURE: /s/ Richard Adey           DATE: 12/5/98
          ------------------------          ---------